UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2005 (July 13, 2005)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously announced on July 13, 2005, Advanced Medical Optics, Inc. entered into a purchase agreement with Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as the initial purchasers (the “Initial Purchasers”) on July 13, 2005 under which it agreed to sell $150 million in aggregate principal amount of 1.375% convertible senior subordinated notes due 2025 in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The purchase agreement also contemplated the resale of the Notes to qualified institutional buyers in reliance on Rule 144A under the Act.

The sale of $150 million aggregate principal amount of the notes to the Initial Purchasers was completed on July 18, 2005. The price to the Initial Purchasers was 97.25 percent of the aggregate principal amount, and the offering price was 100 percent of the aggregate principal amount. AMO received aggregate net proceeds from the sale of the notes of approximately $145 million. AMO intends to use the net proceeds of the offering to repay outstanding term loan borrowings under its senior credit facility.

The notes were issued pursuant to and are governed by an indenture between AMO and U.S. Bank, National Association, as Trustee, dated July 18, 2005 (the “Indenture”). The notes mature on July 1, 2025.

The notes are AMO’s general unsecured senior subordinated obligations and rank contractually equal with AMO’s other subordinated obligations, including its outstanding 2.50 percent convertible senior subordinated notes due 2024 and its outstanding 3½ percent convertible senior subordinated notes due 2023. AMO will pay interest on the notes at an annual rate of 1.375 percent on January 1 and July 1 of each year, beginning January 1, 2006. In addition, beginning with the six-month interest period commencing July 1, 2011, AMO will pay contingent interest in cash during any six-month interest period in which the trading price of the notes for each of the five trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the notes. During any interest period when contingent interest is payable, the contingent interest payable per $1,000 principal amount of notes will equal 0.25% of the average trading price of $1,000 principal amount of notes during such five trading day period.

Each $1,000 principal amount of the notes will be convertible into cash or, under certain circumstances set forth in the Indenture, cash and shares of AMO common stock. The initial conversion rate is 21.0084 shares of AMO’s common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $47.60 per share), subject to adjustment as provided in the Indenture, prior to June 1, 2011, the notes will be convertible only during specified periods under the following circumstances: (i) during the five business days after any five consecutive trading-day period in which the trading price per $1,000 principal amount of the notes for each day of such measurement period was less than 103% of the conversion value, which equals the product of the closing sale price of AMO common stock and the conversion rate then in effect, (ii) if a fundamental change occurs, as defined in the Indenture, or (iii) during prescribed periods upon the occurrence of certain corporate events such as a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of AMO’s property and assets, in each case pursuant to which AMO common stock would be converted into cash, securities and/or other property that does not also constitute a fundamental change. On and after June 1, 2011, the notes will be convertible at any time prior to maturity as described above without regard to the foregoing circumstances. If a holder elects to convert its notes in connection with the occurrence of a fundamental change prior to July 1, 2011, the holder will be entitled to receive additional shares of common stock upon conversion in some circumstances as set forth in the Indenture.

AMO may redeem some or all of the notes for cash on or after July 6, 2011 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest. Each holder may require AMO to repurchase its notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, on July 1, 2011, July 1, 2016, July 1, 2021, or at any time prior to their maturity upon the occurrence of a fundamental change.

The Indenture contains customary events of default with respect to the notes, including failure to make required payments, failure to comply with certain agreements or covenants, acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the notes. If any other event of default under the Indenture occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare the acceleration of the amounts due under the notes.

On July 18, 2005, in connection with the sale of the notes, AMO entered into a Registration Rights Agreement with the Initial Purchasers. AMO has agreed to use its reasonable best efforts to file with the Securities and Exchange Commission within 90 days of the date hereof a shelf registration statement with respect to the resale of the notes and the shares of its common stock, if any, issuable upon conversion of the notes and to have the shelf registration statement declared effective within 180 days after the original issuance of the notes. If AMO fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the notes.

The trustee and its affiliates, as well as the Initial Purchasers and their affiliates, have provided, or may in the future provide, banking, investment banking and other services to AMO in the ordinary course of business for which they have received, and may in the future receive, customary fees, commissions and expense reimbursement.

The foregoing description of the private placement is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, which are attached as Exhibits 4.1 and 4.2, respectively.

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Item 2.02 Results of Operations and Financial Condition.

On July 13, 2005, Advanced Medical Optics, Inc. reported certain pro forma financial information relating to its recent acquisition of VISX, Incorporated on May 27, 2005. Such pro forma financial information was included in Item 8.01 of AMO’s Current Report on Form 8-K dated and filed July 13, 2005, which by this reference is incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibits
4.1	Indenture, dated as of July 18, 2005, between Advanced Medical Optics, Inc. and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of July 18, 2005, between Advanced Medical Optics, Inc. and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as the Initial Purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: July 18, 2005	By:	/s/ Aimee S. Weisner
	Name:	Aimee S. Weisner
	Title:	Corporate Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.
4.1	Indenture, dated as of July 18, 2005, between Advanced Medical Optics, Inc. and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of July 18, 2005, between Advanced Medical Optics, Inc. and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as the Initial Purchasers.

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